VELLMER & CHANG
CHARTERED ACCOUNTANTS


                                                         505 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                               Tel: 604-687-3776
                                                               Fax: 604-688-3373
                                                   E-mail: info@vellmerchang.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 21, 2008, with respect to the balance sheets of Pickford Minerals, Inc. as at December 31, 2007 and 2006 and the related statements of stockholders' equity, operations and cash flows for the period from June 22, 2005 (date of inception) to December 31, 2007, included in the filing of the registration Statement Form S-1, dated March 10, 2008.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                                 "Vellmer & Chang"
Vancouver, British Columbia                     Chartered  Accountants
Canada
March  10,  2008